                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                       HOST MARRIOTT SERVICES CORPORATION
                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JULY 30, 1999
                                       BY

                           AUTOGRILL ACQUISITION CO.
                          A WHOLLY-OWNED SUBSIDIARY OF

                            AUTOGRILL OVERSEAS S.A.
                          A WHOLLY-OWNED SUBSIDIARY OF

                                AUTOGRILL S.P.A.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, no par value per share (the "Common Stock"), including the associated series A junior preferred stock purchase rights (the "Rights"; the Common Stock and the Rights are collectively hereafter referred to as the "Shares"), issued pursuant to the Rights Agreement dated as of December 22, 1995 by and between Host Marriott Services Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (as the same may be amended the "Rights Agreement"), of the Company, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

           BY MAIL:                 FACSIMILE TRANSMISSION:      BY HAND OR OVERNIGHT COURIER:
 Tender & Exchange Department     (for Eligible Institutions     Tender & Exchange Department
        P.O. Box 11248                       Only)                    101 Barclay Street
     Church Street Station              (212) 815-6213            Receive and Delivery Window
 New York, New York 10286-1248                                     New York, New York 10286
                                  For Confirmation Telephone:
                                  (800) 507-9357 (Toll Free)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Autogrill Acquisition Co., a Delaware corporation, wholly-owned by Autogrill Overseas S.A., a Luxembourg company that, with the exception of one subscription share, is a wholly-owned subsidiary of Autogrill S.p.A., an Italian company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 30, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares specified below of common stock, no par value per share (the "Common Stock"), including the associated series A junior preferred stock purchase rights (the "Rights"; the Common Stock and the Rights are collectively hereafter referred to as the "Shares"), issued pursuant to the Rights Agreement dated as of December 22, 1995 by and between Host Marriott Services Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (as the same may be amended, the "Rights Agreement") of the Company, pursuant to the guarantee delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares:
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Name(s) of Record Holder(s):
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                                 (PLEASE PRINT)

Address(es):
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                                   (ZIP CODE)

Area Code and Tel. No.:
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Certificate Nos. (if available):
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Check box if Shares will be tendered by book-entry transfer:
[ ] The Depository Trust Company

Signature(s):
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Account Number:
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Dated:
------------------------, 1999

             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

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

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) of a transfer of such Shares into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
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                                   (AUTHORIZED SIGNATURE)

Address:
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                                       (ZIP CODE)

Area Code and Tel. No.:
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Name:
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Title:
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Date:
------------------------, 1999

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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